                                                                  EXHIBIT 10(xv)
                                                                  --------------

               RETIREMENT AGREEMENT AND COVENANT NOT TO COMPETE
               ------------------------------------------------

     UNITED DOMINION REALTY TRUST, INC., its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Retirement Agreement and Covenant Not to Compete as the "Company"), and JOHN P. McCANN (the "Executive") agree that:


1.   Agreements of Company.  In consideration for signing this Retirement
     ----------------------
Agreement and Covenant Not to Compete (this "Agreement") and compliance with the promises made herein, the Company agrees:

     a. To pay the Executive the full amount of his prorated salary for 2001, less lawful deductions, on or before April 12, 2001.

     b. To pay the Executive $816,000, less lawful deductions, on or before April 12, 2001.

     c. To pay the Executive $7,452 for life and disability benefits, on or before April 12, 2001.

     d. To provide COBRA health insurance coverage (hospitalization and dental) for the Executive and his spouse until the Executive reaches the age of 65, with the Executive paying the amounts that are paid by Company employees and the Company paying the remainder.

     e. All unvested stock options shall vest and the Executive shall have the time specified under each Stock Option Agreement in which to exercise the stock options. A report of the status of the Executive's stock options is attached as Exhibit A.

     f. To extend the maturity of the notes made by the Executive under the 1991 Stock Purchase and Loan Plan to December 31, 2003, or later if the Company extends the maturity of notes made by other officers of the Company during the same grant years. A list of all of the outstanding notes and their balances is attached as Exhibit B.

     g. To continue to guaranty the notes made by the Executive to Crestar Bank, now SunTrust (the "SunTrust Notes") dated as of (i) June 24, 1999 in the original principal amount of $600,524.10, and (ii) October 1, 1999 in the original principal amount of $929,841.23 for the full term of the Sun Trust Notes and any extension thereof, except as provided pursuant to paragraph 3(c) of this Agreement.

     h. To purchase the Executive's interest in UDR Trillium Holdings, Inc. for $5,220.34.

     i. To accelerate the vesting of all the Executive's options under the UDR Realeum Stock Incentive Plan, which shall be exercisable until June 21, 2020.

     j. To pay for office space, including secretarial support, until December 31, 2001.

     k. That the Executive shall be nominated for re-election to the Board of Directors of United Dominion Realty Trust, Inc., at the 2001 annual meeting of shareholders.

     l. That the Executive will be named Chairman Emeritus of the Board of Directors of United Dominion Realty Trust, Inc.

     This paragraph shall survive the Executive's death or disability. The Executive's participation in and distributions and vested rights under any benefits plans shall be governed by the terms of those plans. In the event of Executive's death, any remaining payments to Executive set forth in this Agreement shall be made to Executive's estate.

2.   Agreements of the Executive. In consideration of signing this Agreement and
     ---------------------------
the promises contained herein, the Executive agrees as follows:





     a.  To retire from the employment of the Company on March 31, 2001.

     b. To provide advisory or consulting services to the Company as it may reasonably request, taking into account the Executive's health, business commitments, geographical location and other relevant circumstances, until December 31, 2003.

     c. To continue to make timely payments on the SunTrust Notes, and if the Executive fails to make such timely payments, the Company's obligation under paragraph 1(g) of this Agreement shall automatically terminate.

     d. To continue to make timely payments on the notes issued pursuant to the 1991 Stock Purchase and Loan Plan, and if the Executive fails to make such timely payments, the Company may declare the amounts thereunder immediately due and payable.

     e.  To relinquish any rights he may have in the Shareholder Rights Plan.

     f. To sell his interest in UDR Trillium Holdings, Inc., as provided by paragraph 1(h).

3.   Confidentiality; Non-Competition and Non-Solicitation Covenants.
     ---------------------------------------------------------------

     a.  Basis for Covenants. The Executive acknowledges that his (i) employment
         -------------------
         with the Company gave him access to confidential and proprietary information concerning the Company; (ii) the agreements and covenants contained in this Paragraph 3 (the "Covenants") are essential to protect the business of the Company; and (iii) the Executive is to receive consideration pursuant to this Agreement. Executive recognizes and acknowledges that the confidential information described in Paragraph 3(b) (the "Confidential Information") which he acquired in the course of his employment is utilized by the Company in all geographic areas in which the Company does business. Further, the Confidential Information may be utilized in all geographic areas into which the Company expands its business. Thus, Executive acknowledges that he could be a formidable competitor in all areas where the Company conducts business. Executive also acknowledges that the Covenants serve to protect the Company's investment in the Confidential Information.

     b.  Confidentiality. The Executive acknowledges that during his employment
         ---------------
         by the Company he was exposed and learned a substantial amount of information which is proprietary and confidential to the Company, whether or not he developed or created such information. The Executive acknowledges that such proprietary and confidential information may include, but is not limited to, trade secrets; acquisition or merger information; advertising and promotional programs; resource or developmental projects; plans or strategies for future business development; financial or statistical data; customer information, including, but not limited to, customer lists, sales records, account records, sales and marketing programs, pricing matters, and strategies and reports; and any Company manuals, forms, techniques, and other business procedures or methods, devices, computer software or matters of any kind relating to or with respect to any confidential program or projects of the Company, or any other information of a similar nature made available to the Executive and not known in the trade in which the Company is engaged, which, if misused or disclosed, could adversely affect the business or standing of the Company. Confidential Information shall not include information that is generally known or generally available to the public through no fault of the Executive. The Executive agrees that except as required by law, he will not at any time divulge to any person, agency, institution, company or other entity any information which he knows or has reason to believe is proprietary or confidential to the Company, including but not limited to the types of information described above, or use such information to the competitive disadvantage of the Company. The Executive agrees that his duties and obligations under this paragraph 3(b) continue until the December 31, 2003 or as long as the Confidential Information remains proprietary or confidential to the Company.

     c.  Non-Competition. The Executive agrees that he will not render services
         ---------------
         to, be employed by, serve on the board of directors of, or directly or indirectly own any business entity or property that directly competes with the business of the Company until December 31, 2003.

     d.  Non-Solicitation. The Executive agrees that he shall not, directly or
         ----------------
         indirectly, hire or solicit any employee of the Company employed at the time of his termination, or encourage any such employee to leave such employment until December 31, 2003.

     e.  Reasonableness of Covenants. The Executive agrees that the Covenants
         ---------------------------
         are necessary for the reasonable and proper protection of the Company and that the Covenants are reasonable in respect of subject matter, length of time, and geographic scope. The Executive further acknowledges that the Covenants will not unreasonably restrict him from earning a livelihood following his retirement.

     f.  Sophisticated Parties. The Executive and the Company are sophisticated
         ---------------------
parties and fully understand the ramifications of the non-competition, non-solicitation and confidentiality restrictions of this Agreement.

4.   Life Insurance. The Executive hereby directs the Company to change the
     --------------
beneficiary of any non-group life insurance policy to Rebecca L. McCann. The Company will also assign whatever rights it may have in these policies to the Executive.

5.   General Release of Claim. The Executive knowingly and voluntarily releases
     ------------------------
and forever discharges the Company of, and from any and all claims, known and unknown, against the Company, which the Executive, his heirs, executors, administrators, successors, and assigns (referenced to collectively throughout this Agreement as the "Executive") have or may have as of the date of execution of this Agreement. The Executive also acknowledges the releases on Exhibit C, which is incorporated herein and made a part hereof.

6.   Remedy. If the Executive fails to comply with any of the covenants
     ------
contained in this Agreement, which is not cured within thirty (30) days after written notice from the Company, the Company may (i) terminate payment of any remaining cash; (ii) declare the notes under the 1991 Officer's Stock Loan Plan immediately due and payable; or (iii) terminate the guaranty of the SunTrust Notes. Exercise of one remedy does not constitute a waiver of the exercise of another remedy.

7.   Governing Law and Interpretation. This Agreement shall be governed and
     --------------------------------
conformed in accordance with the internal laws of the Commonwealth of Virginia without regard to its conflict of laws provision. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted under the laws on public policies applied in each jurisdiction in which enforcement is sought. Except as set forth in the following sentence, if any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to make it enforceable then such provision shall be null and void, leaving the remainder of this Agreement in full force and effect. If any part of paragraph 3 of this Agreement should be declared to be illegal or unenforceable by any court of competent jurisdiction, the parties authorize the court to make it enforceable in the most restrictive fashion permitted by law, leaving the remainder of paragraph 3 in full force and effect.

8.   Terms of this Agreement to be Kept Confidential. The Company and the
     -----------------------------------------------
Executive agree not to disclose the terms of this Agreement to any third party, except as required by law or as necessary for the purposes of receiving counsel from the parties' families, attorneys accountants or other advisors.

9.   Entire Agreement. This Agreement sets forth the entire agreement between
     ----------------
the parties hereto, and fully supersedes any prior agreements or understandings between the parties, including the Employment Agreement dated as of December 8, 1998, as amended on December 5, 2000.

     IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

                                            ____________________________________
                                                       John P. McCann

                                            Date:_______________________________


                                            UNITED DOMINION REALTY TRUST, INC.


                                            By:_________________________________
                                            Name:
                                            Title:
                                            Date:_______________________________

                                    EXHIBIT A
                                    ---------

                               Schedule of Options

                                                      Last
                  Grant Date  Options     Price  Exercisable Date
                  ----------  -------     -----  ----------------

                  12/10/91      3,002   $   9.19     12/10/01
                  12/15/92    199,200   $  11.56     12/15/02
                  12/13/94     70,000   $  13.13     12/13/04
                  12/12/95     60,000   $  14.63     12/12/05
                  12/13/96     65,000   $  15.25     12/13/06
                  12/09/97     53,333   $  14.25     12/09/07
                  12/08/98    220,000   $ 10.875     12/08/08
                   1/27/99     30,000   $  10.25      1/27/09
                  12/21/99    165,000   $  9.625     12/21/09

                              865,535

                                   EXHIBIT B
                                   ---------

           Schedule of notes under 1991 Stock Purchase and Loan Plan

                     Original
                   Note Amount              `   Balance Outstanding
                   -----------                  -------------------

                 $  465,625.00                    $  334,611.31
                 $  256,250.00                    $  201,117.98
                 $  106,250.00                    $   88,962.69
                 $  340,625.00                    $  330,033.90
                 $  328,125.00                    $  311,513.81
                 $  219,375.00                    $  215,074.76
                 $  600,524.10                    $  578,895.51
                 $  929,365.33                    $  893,580.68
                  ------------                     ------------

                 $1,530,365.33                    $1,472,476.19

                                    EXHIBIT C
                                    ---------

                                 GENERAL RELEASE
                                 ---------------

     1. Consideration. The Executive understands and agrees that he would not
        -------------
receive the monies and/or benefits specified in this Agreement, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

     2. Revocation. The Executive may revoke this Agreement and General Release
        ----------
for a period of seven (7) calendar days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to the Company and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered or mailed to the Company to the attention of the General Counsel and postmarked within seven (7) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the Commonwealth of Virginia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

     3. General Release of Claim. The Executive knowingly and voluntarily
        ------------------------
releases and forever discharges Employer of and from any and all claims, known and unknown, against Employer, that the Executive, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Agreement as the "Executive") have or may have as of the date of execution of this Agreement and General Release, other than the promises of the Company under this Agreement, including, but not limited to, any alleged violation of:


     .  The National Labor Relations Act, as amended;
     .  Title VII of the Civil Rights Act of 1964, as amended;
     .  The Civil Rights Act of 1991;
     . Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
     .  The Employee Retirement Income Security Act of 1974, as amended;
     .  The Immigration Reform Control Act, as amended;
     .  The Americans with Disabilities Act of 1990, as amended;
     .  The Age Discrimination in Employment Act of 1967, as amended;
     .  The Fair Labor Standards Act, as amended;
     .  The Occupational Safety and Health Act, as amended;
     .  The Family and Medical Leave Act of 1993;
     .  The Virginia Civil Rights Act, as amended;
     .  The Virginia Minimum Wage Law, as amended;
     .  Equal Pay Law for Virginia, as amended;

     . Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
     . Any public policy, contract, tort, or common law; or . Any allegation for costs, fees, or other expenses including attorneys'
        fees incurred in these matters.

     4. No Claims Exist. The Executive confirms that he has not filed, caused to
        ---------------
be filed or is a party to any claim, charge, complaint or action against Employer in any forum or form. In the event that any such claim, charge, complaint or action is filed and the Executive obtains a judgment, it is the intent of the parties that all payments made to the Executive hereunder shall be offset against any judgment he obtains. The Executive further confirms that he has no known workplace injuries.

     THE EXECUTIVE HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

     THE EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THIS AGREEMENT AND GENERAL RELEASE, THE EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY, OTHER THAN THE FULFILLMENT OF THE PROMISES OF THE COMPANY UNDER THIS AGREEMENT.

Date________________________                         ___________________________
                                                     John P. McCann